UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 28, 2025
PACIRA BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35060	51-0619477
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5401 West Kennedy Boulevard, Suite 890
Tampa, Florida 33609
(Address and Zip Code of Principal Executive Offices)

(813) 553-6680
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PCRX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

On January 28, 2025, Paul J. Hastings, Chair of the Board of Directors (the “Board”), and Andreas Wicki, a member of the Board, each notified the Board of Pacira BioSciences, Inc. (the “Company”) of his respective decision to resign as a member of the Board, in each case, effective immediately (together, the “Resignations”). The Resignations were not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Board Chair

On January 28, 2025, as a result of Mr. Hastings’s resignation, the Board, upon recommendation of the Nominating, Governance and Sustainability Committee of the Board, appointed Laura Brege as Chair of the Board, effective as of immediately following the effectiveness of the Resignations.

Decrease of the Size of the Board

As a result of the Resignations, pursuant to the Amended and Restated Certificate of Incorporation of the Company (as amended to date, the “Certificate of Incorporation”), and the Second Amended and Restated Bylaws of the Company (the “Bylaws”), the Board approved a decrease of the size of the Board from twelve directors to nine directors, effective as of immediately following the effectiveness of the Resignations.

Reclassification of Directors

As a result of the Resignations and in accordance with the Certificate of Incorporation and the Bylaws, on January 28, 2025, the Board reclassified the membership of the Board’s three director classes into three classes consisting of, as nearly as may be possible, one-third of the total number of directors constituting the entire Board, effective as of immediately following the effectiveness of the Resignations. In order to achieve an equal apportionment of membership among the Board’s three classes of directors, the Board determined that one of its members should be reclassified from Class III (with a term expiring at the Company’s 2026 annual meeting of stockholders) to Class II (with a term expiring at the Company’s 2025 annual meeting of stockholders) and one of its members should be reclassified from Class I (with a term expiring at the Company’s 2027 annual meeting of stockholders) to Class III (with a term expiring at the Company’s 2026 annual meeting of stockholders).

Accordingly, on January 28, 2025, Frank Lee resigned from his position as a Class III director, subject to and conditioned upon his simultaneous reappointment as a Class II director, and Mark Kronenfeld resigned from his position as a Class I director, subject to and conditioned upon his simultaneous reappointment as a Class III director. The Board accepted each of Mr. Lee’s and Dr. Kronenfeld’s resignations and simultaneously reappointed Mr. Lee as a Class II director and Dr. Kronenfeld as a Class III director. The resignation and reappointment of each of Mr. Lee and Dr. Kronenfeld was effected solely for the purpose of reclassifying the members of the Board into three classes consisting of, as nearly as may be possible, one-third of the total number of directors constituting the entire Board, and for all other purposes, each of Mr. Lee’s and Dr. Kronenfeld’s service on the Board is deemed to have continued uninterrupted.

A full list of the directors and their respective term expirations following the Resignations and the reclassifications of Mr. Lee and Dr. Kronenfeld is as follows:

Class I Terms Expiring at the 2027 Annual Meeting of Stockholders	Class II Terms Expiring at the 2025 Annual Meeting of Stockholders	Class III Terms Expiring at the 2026 Annual Meeting of Stockholders
Laura Brege (Chair)	Marcelo Bigal	Abraham Ceesay
Mark Froimson	Frank Lee	Christopher Christie
Michael Yang	Alethia Young	Mark Kronenfeld

Committee Reassignments

As a result of the Resignations and the appointment of a new Board Chair described above, on January 28, 2025, effective as of immediately following the effectiveness of the Resignations, the Board restructured the composition of certain committees of the Board, such that the composition of the committees of the Board is now as follows:

Audit Committee	Compensation Committee	Nominating, Governance and Sustainability Committee	Science and Technology Committee
Alethia Young (Chair)	Michael Yang (Chair)	Mark Kronenfeld (Chair)	Marcelo Bigal (Chair)
Abraham Ceesay	Abraham Ceesay	Laura Brege	Mark Froimson
Mark Froimson	Mark Kronenfeld	Christopher Christie	Mark Kronenfeld

Item 7.01. Regulation FD Disclosure.

On January 30, 2025, the Company issued a press release announcing the Board changes. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 furnished hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release dated January 30, 2025.

104	Cover Page Interactive Data File (Formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIRA BIOSCIENCES, INC. (REGISTRANT)

Dated:	January 30, 2025	By:	/s/ KRISTEN WILLIAMS
Kristen Williams
Chief Administrative Officer and Secretary